Exhibit 23.1b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of HCW Biologics Inc. on Form S-1 of our report dated March 28, 2025 on the balance sheet of HCW Biologics Inc. as of December 31, 2024 and the statements of operations, stockholders’ equity (deficit) and cash flows for the year ended, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Crowe LLP

Indianapolis, Indiana

April 4, 2025